UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
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BSQUARE CORPORATION
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BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2008

TO THE SHAREHOLDERS:

Notice is hereby given that the 2008 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Wednesday, June 4, 2008 at 10:00 a.m., local time, at the Company’s offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, for the following purposes:

1. To elect two Class II directors to serve for the ensuing three years and until their successors are duly elected.

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 24, 2008 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 24, 2008 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington
April 28, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR 2008 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICER COMPENSATION
STOCK OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITORS
OTHER MATTERS

BSQUARE CORPORATION

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the “Company”), for use at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 4, 2008 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. The Company’s telephone number at its principal business office is (425) 519-5900.

These proxy solicitation materials were mailed on or about May 9, 2008 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

Only shareholders of record at the close of business on April 24, 2008 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 9,994,393 shares of the Company’s Common Stock were issued and outstanding, held by 141 shareholders of record. See “Security Ownership of Principal Shareholders, Directors and Management” below for information regarding beneficial owners of more than five percent of the Company’s Common Stock and ownership of the Company’s directors and management.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy by delivering a duly executed proxy bearing a later date (in either case no later than the close of business on June 3, 2008) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of Common Stock is entitled to one vote for each share held.

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and other employees (without additional consideration).

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of Common Stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote such shares, does not exercise such discretion. The two nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for, nor a vote against, the nominee and thus will have no effect on the outcome. Shareholders are not entitled to cumulate votes in the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions.

All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted for the election of the two Class II directors nominated by the Board of Directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) and those set forth in the Company’s Bylaws. Under applicable SEC proxy rules, proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2009 Annual Meeting of Shareholders must be received by the Company no later than January 5, 2009, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company strongly encourages any shareholder interested in submitting a proposal or nomination to contact the Secretary of the Company in advance of this deadline to discuss any proposal or nomination he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal or nomination does not guarantee that the Company will include it in its proxy statement.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company’s Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Accordingly, pursuant to the Company’s Bylaws, shareholders who intend to present a proposal at the Company’s 2009 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide proper notice of such proposal to the Company no later than March 6, 2009 in order to be considered “timely.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company’s proxy materials, should be in writing and sent to BSQUARE CORPORATION, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, Attention: Secretary.

The Board of Directors has adopted additional requirements specifically with respect to shareholder nominations for the election of directors. See “Corporate Governance — Director Nomination Process.”

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company currently has seven directors. The Company’s Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among the Company’s directors and officers.

Nominees For Directors

Two Class II directors are to be elected at the Annual Meeting for three-year terms ending in 2011. The independent members of the Board of Directors have nominated Donald B. Bibeault and Brian T. Crowley for election as Class II directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Bibeault and Crowley. The proxies cannot be voted for more than two nominees. These two nominees are current directors of the Company, and each has indicated that they will serve if elected. The Company does not anticipate that the nominees will be unable or unwilling to stand for election, but, if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Board of Directors.

Vote Required for Election of Directors

If a quorum is present and voting, the two nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees for Class II Directors

The name of each nominee and certain information about him as of the Record Date are set forth below:

Name of Nominee	Age	Positions with the Company	Director Since

Donald B. Bibeault	66	Director	2003
Brian T. Crowley	47	Director	2003

Donald B. Bibeault, age 66, has been our Chairman of the Board since July 2003. Unless the shareholders re-elect him to the Board of Directors, Mr. Bibeault’s term of office as a director expires at this year’s Annual Meeting of Shareholders. Mr. Bibeault is currently President of Bibeault & Associates, Inc. a turnaround-consulting firm, a position he has held since 1975. During that period, Mr. Bibeault has served as chairman, chief executive officer, or chief operating officer of numerous corporations, including Pacific States Steel, PLM International, Best Pipe and Steel, Inc., Ironstone Group, Inc., American National Petroleum, Inc., Tyler-Dawson Supply and Iron Oak Supply Corporation. He has also served as special turnaround advisor to the CEOs of Silicon Graphics Inc., Varity Corporation, Bank of America, among others. In 2005, Mr. Bibeault was given the first ever Lifetime Achievement Award by the Association of Certified Turnaround Professionals (ACTP). He has been a member of the Board of Overseers of Columbia Business School, a trustee of Golden Gate University, a member of the University of Rhode Island Business Advisory Board, and the Board of Visitors of Golden Gate University Law School. Mr. Bibeault received a B.S. in electrical engineering from the University of Rhode Island, a M.B.A. from Columbia University and a Ph.D from Golden Gate University. He is also a recipient of a Doctor of Laws degree (honoris causa) from Golden Gate University Law School. Mr. Bibeault was commissioned through ROTC and served as an officer in the U.S. Army Combat Engineers.

Brian T. Crowley, age 47, has been our President and Chief Executive Officer since July 2003. Unless the shareholders re-elect him to the Board of Directors, Mr. Crowley’s term of office as a director expires at this year’s Annual Meeting of Shareholders. From April 2002 to July 2003, Mr. Crowley served as our Vice President, Product Development. From December 1999 to November 2001, Mr. Crowley held various positions at DataChannel, a market leader in enterprise portals, including Vice President of Engineering and Vice President of Marketing. From April 1999 to December 1999, Mr. Crowley was Vice President, Operations of Consortio, a software company. From December 1997 to April 1999, Mr. Crowley was Director of Development at Sequel Technology, a network solutions provider. From 1986 to December 1997, Mr. Crowley held various positions at Applied Microsystems Corporation, including Vice President and General Manager of the Motorola products and quality assurance divisions. Mr. Crowley also serves as a director of the Washington Technology Industry Association (formerly Washington Software Association). Mr. Crowley holds a B.S. in Electrical Engineering from Arizona State University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. BIBEAULT AND CROWLEY TO THE BOARD OF DIRECTORS.

Directors Continuing in Office

Class III Directors — Terms expire at the 2009 Annual Meeting of Shareholders

Elwood D. Howse, Jr., age 68, has been a director of BSQUARE since November 2002. His current term of office as a director expires at the 2009 Annual Meeting of Shareholders. Mr. Howse was formerly President of Cable & Howse Ventures, a Northwest venture capital management firm formed in 1977. Mr. Howse also participated in the founding of Cable, Howse and Ragen, an investment banking and stock brokerage firm currently owned by Wells Fargo and known as Ragen MacKenzie. Mr. Howse has served as corporate director and advisor to various public, private and non-profit enterprises. He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association. He currently serves on the boards of directors of OrthoLogic Corporation, a publicly traded company, Formotus, Inc., Perlego Systems Inc., PowerTech Group, Inc. and not-for profits Junior Achievement Worldwide and Junior Achievement of Washington. He has served on a number of other corporate boards in the past. Mr. Howse received both a B.S. in engineering and a M.B.A. from Stanford University and served in the U.S. Navy submarine force.

William D. Savoy, age 43, has been a director of BSQUARE since May 2004. His current term of office as a director expires at the 2009 Annual Meeting of Shareholders. Between 2004 and 2007, Mr. Savoy consulted with The Muckleshoot Indian Tribe on investment-related matters, strategic planning and economic development. Mr. Savoy served as a consultant for Vulcan Inc., an investment entity that manages the personal financial activities of Paul Allen, from September 2003 to December 2005. Vulcan Inc. resulted from the consolidation in 2000 of Vulcan Ventures Inc., a venture capital fund, and Vulcan Northwest. Mr. Savoy served in various capacities at Vulcan Inc. and its predecessors from 1988 to September 2003, most recently as the president of the portfolio and asset management division, managing Vulcan’s commercial real estate, hedge fund, treasury and other financial activities, and as the president of both Vulcan Northwest and Vulcan Ventures. Mr. Savoy served as the president and chief executive officer of Layered, Inc., a software company, from June 1989 until its sale in June 1990 and as its chief financial officer from August 1988 to June 1989. He is also a director of Drugstore.com, a publicly traded online drugstore company, where he is a member of the audit committee and chairman of the compensation committee. Mr. Savoy received a B.S. in computer science, accounting and finance from Atlantic Union College.

Class I Directors — Terms expire at the 2010 Annual Meeting of Shareholders

Elliott H. Jurgensen, Jr., age 63, has been a director of BSQUARE since January 2003. His term of office as a director expires at the 2010 Annual Meeting of Shareholders. Mr. Jurgensen retired from KPMG LLP, a public accounting firm, in 2003 after 32 years, including 23 years as an audit partner. During his career he held a number of leadership roles, including Managing Partner of the Bellevue, Washington office of KPMG from 1982 to 1991, and Managing Partner of the Seattle, Washington office of KPMG from 1993 to 2002. He is a director of McCormick & Schmick’s Seafood Restaurants, Inc. and Isilon Systems, Inc., which are publicly traded companies. He is also a director of Varolii Corporation. Mr. Jurgensen has a B.S. in accounting from San Jose State University.

Scot E. Land, age 53, has been a director of BSQUARE since February 1998. His term of office as a director expires at the 2010 Annual Meeting of Shareholders. Since April 2006, Mr. Land has been the managing director of the Technology Development Corporation, a firm specializing in commercialization of university-created ideas, and in that capacity is an officer and director of several private technology firms including chief executive officer of Palantir Analytics Corporation, which is engaged in early detection of biological events that could lead to epidemics, and director of Corazonx Inc, which is engaged in early stage coronary disease detection. During 2006, Mr. Land served as Executive Director, Program on Technology Commercialization, University of Washington. Prior to that, from July 2005 to May 2006, Mr. Land was a managing director of Cascadia Capital LLC, an investment banking firm. Mr. Land was a founder and managing director of Encompass Ventures from September 1997 to July 2005. In addition, . Mr. Land was a Senior Technology Analyst and Strategic Planning Consultant with Microsoft from June 1995 to September 1997 and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the president and chief executive officer of InVision Technologies, a company founded by Mr. Land in October 1988 that designs and manufactures high-speed computer-aided topography systems for automatic explosives detection for aviation security and is currently a wholly-owned subsidiary of General Electric. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst & Young LLP, a public accounting firm, from April 1984 to October 1988. Mr. Land serves as a director of several privately held companies.

Kendra A. VanderMeulen, age 56, has been a director of BSQUARE since March 2005. Her term of office as a director expires at the 2010 Annual Meeting of Shareholders. Since August 2007, Ms. VanderMeulen has been the president of the Seattle Christian Foundation. From May 2003 to November 2004, Ms. VanderMeulen served as executive vice president, Mobile at InfoSpace, Inc., a developer of Internet search tools and technologies, and is an active board member or advisor to a variety of private companies in the wireless Internet arena, including Perlego Systems, Inc. and Inrix, Inc. Ms. VanderMeulen joined AT&T Wireless (formerly McCaw Cellular Communications, now Cingular), a wireless communications company, in 1994 to lead the formation of the wireless data division and remained at AT&T until 2001. Prior to joining McCaw, Ms. VanderMeulen served as chief operating officer and president of the Communications Systems Group of Cincinnati Bell Information Systems (now Convergys). She also held a variety of business and technical management positions at AT&T in the fields of software development, voice processing, and signaling systems. Ms. VanderMeulen received a BS degree in mathematics from Marietta College and a MS degree in computer science from Ohio State University. She is the recipient of the 1999 Catherine B. Cleary award as the outstanding woman leader of AT&T.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen, Land, Savoy and Ms. VanderMeulen, constituting a majority of the Company’s Board of Directors, qualify as “independent” directors as defined under applicable rules of The Nasdaq Global Market, Inc. (“Nasdaq”) and that such directors do not have any relationship with the Company that would interfere with the exercise of their independent business judgment.

Standing Committees and Attendance

The Board of Directors of the Company held a total of six meetings during 2007. The Board of Directors has an Audit Committee, a Compensation Committee, a Strategic Growth Committee and an IPO Litigation Committee. The Board of Directors currently has no nominating committee or committee performing similar functions.

The Audit Committee currently consists of Messrs. Howse (Committee Chairman), Jurgensen and Land. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen and Land qualify as “independent” directors under applicable rules of Nasdaq and the SEC. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company, or any current subsidiary of the Company, at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen possesses the requisite “financial sophistication” under applicable Nasdaq rules. The Audit Committee is responsible for overseeing the Company’s independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by the Company’s independent auditors, reviewing the accounting principles, policies, judgments and assumptions and auditing practices and procedures to be used in preparation of the Company’s financial statements and reviewing the results of the Company’s audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of the Company’s internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and approving related-party transactions, and reviewing compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee held four meetings during 2007.

In April 2008, the Audit Committee reviewed and assessed the adequacy of its written charter and made certain changes to the provisions of the charter. The Board of Directors has approved the Company’s Audit Committee charter, as amended. A current copy of the Audit Committee charter is available on the Company’s website at www.bsquare.com.

The Compensation Committee currently consists of Messrs. Jurgensen (Committee Chairman) and Savoy. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Jurgensen and Savoy qualify as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules, and qualify as “outside directors” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee approves the general compensation policies of the Company as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held three meetings during 2007.

The Compensation Committee has a number of responsibilities as delineated in the Compensation Committee charter and described below. In November 2007, the Compensation Committee reviewed and assessed the adequacy of its charter and made certain changes to its provisions. The Board of Directors has approved the Company’s Compensation Committee charter, as amended. A current copy of the Compensation Committee charter is available on the Company’s website at www.bsquare.com. The Compensation Committee also periodically reviews the compensation of the Board of Directors and proposes modifications, as necessary, to the full Board for its consideration before submittal to shareholders for a vote, if appropriate.

One of the primary responsibilities of the Compensation Committee is to oversee the compensation programs and performance of the Company’s executive officers, which includes the following activities:

•	Establishing the objectives and philosophy of the executive compensation programs;

•	Designing and implementing the compensation programs;

•	Evaluating performance of executives and attainment under the programs;

•	Recommending to the Board of Directors for its approval payouts and awards under the programs as well as discretionary payouts and awards;

•	Reviewing base salary levels and recommending to the Board of Directors for its approval adjustments thereto for the executives;

•	Engaging consultants to assist with program design, benchmarking, etc.

Additional information regarding the roles and responsibilities of the Compensation Committee is set forth below under “Executive Officer Compensation.”

The Strategic Growth Committee was formed in September 2004 to assist management with the formulation of strategic growth strategies. This committee currently consists of Messrs. Savoy (Committee Chairman) and Land and Ms. VanderMeulen. The Strategic Growth Committee held no meetings during 2007.

The IPO Litigation Committee currently consists of Messrs. Jurgensen and Howse. As previously disclosed in the Company’s filings with the SEC, the Company, and certain of its current and former officers and directors, were named as defendants in a consolidated class action lawsuit alleging violations of the federal securities laws in connection with the Company’s initial public offering. In May 2003, the Board of Directors established a special IPO Litigation Committee consisting of Messrs. Jurgensen and Howse, neither of whom was a defendant in the class action litigation. The IPO Litigation Committee has the sole authority to review any proposed agreement to settle the class action litigation on behalf of the Company and to decide whether or not the Company should enter into or reject any proposed settlement. The IPO Litigation Committee held no meetings during 2007.

No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member during 2007.

Director Nomination Process

Given the relatively small size of the Company’s Board of Directors, the Board has determined that nomination responsibilities should be handled by the independent members of the Board of Directors rather than by a separate nominating committee and therefore has not established a nominating committee nor adopted a nominating committee charter However, the Board of Directors approved resolutions adopting the director nomination policies and procedures described below. Messrs. Bibeault and Crowley, who are not independent as defined under applicable Nasdaq standards, do not participate in the Company’s director nomination process.

The Company’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In making its determinations, the independent members of the Board considers such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, business, finance, administration or public service, the relevance of a candidate’s experience to the needs of the Company and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders, act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, there are no stated minimum criteria, qualities or skills for director nominees, although the independent members of the Board may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Company does, however, believe it is preferable that at least one member of the Board meet the criteria for an “audit committee financial expert” as defined by applicable SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under applicable Nasdaq rules.

The independent members of the Board identify director nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The independent members of the Board will also take into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the Board decides not to renominate a member for reelection, or if the Board decides to recommend that the size of the Board be increased, the independent members of the Board shall identify the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board and management are polled for suggestions as to individuals meeting the Board’s criteria. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if appropriate. Nominees for director are selected by a majority of the Company’s independent directors, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

It is the policy of the Board of Directors of the Company to consider suggestions for persons to be nominated for director that are submitted by shareholders. The independent members of the Board will evaluate shareholder suggestions for director nominees in the same manner as they evaluate suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to the Secretary of the Company at the Company’s address at least 120 days prior to the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company, a description of the nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The Board may request further information from the proposed nominee and the nominating shareholder (including proof of ownership and holding period) and may also seek the consent of both the nominee and the nominating shareholder to be identified in the Company’s proxy statement. The Company has not received any recommendations from shareholders for director candidates for the Annual Meeting.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics in compliance with the applicable rules of the SEC that applies to the Company’s principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions. A copy of this policy is available on the Investors page on the Company’s website at www.bsquare.com or free of charge upon written request to the attention of the Corporate Secretary by regular mail, email to investorrelations@bsquare.com, or facsimile at 425-519-5998. The Company intends to disclose, on its website, any amendment to, or a waiver from, a provision of our code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics enumerated in applicable rules of the SEC.

2007 Director Compensation

The Company has established a compensation plan to attract and retain qualified non-employee directors to serve on the Company’s Board of Directors. During 2007, compensation provided to non-employee directors was modified as approved by shareholders at the 2007 Annual Shareholders Meeting. The modification provided that the equity component of director compensation be changed such that stock options previously granted to directors on a quarterly basis would be replaced with quarterly grants of restricted stock in a smaller amount. The following table presents the 2007 compensation of our non-employee directors. The compensation of Mr. Crowley, our President and Chief Executive Officer and a member of the Company’s Board of Directors, is fully reflected in the Summary Compensation Table.

	Fees Earned	Stock	Option
Name	or Paid in Cash	Awards(1)	Awards(2)	Total

Donald B. Bibeault(3)	$30,000	$6,873	$99,012	$135,885
Elwood D. Howse, Jr.(4)	$30,000	$3,436	$49,505	$82,941
Elliott H. Jurgensen, Jr.(5)	$35,000	$3,436	$49,505	$87,941
Scot E. Land(6)	$35,000	$3,436	$49,505	$87,941
William D. Savoy(7)	$30,000	$3,436	$49,505	$82,941
Kendra A. VanderMeulen(8)	$25,000	$3,436	$50,994	$79,430

(1)	Represents stock compensation expense recognized by the Company for the year ended December 31, 2007, in accordance with FAS 123R, for restricted stock awards made in 2007. See “Note 8 — Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 19, 2008, for more information regarding the key assumptions used in determining stock compensation expense.

(2)	Represents stock compensation expense recognized by the Company for the year ended December 31, 2007, in accordance with FAS 123R, for stock options granted in 2007 and prior years. See “Note 8 — Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 19, 2008, for more information regarding the key assumptions used in determining stock compensation expense.

(3)	Includes 100,305 outstanding stock options and 6,000 restricted stock awards held by Mr. Bibeault as of December 31, 2007.

(4)	Includes 87,500 outstanding stock options and 3,000 restricted stock awards held by Mr. Howse as of December 31, 2007.

(5)	Includes 85,850 outstanding stock options and 3,000 restricted stock awards held by Mr. Jurgensen as of December 31, 2007.

(6)	Includes 118,119 outstanding stock options and 3,000 restricted stock awards held by Mr. Land as of December 31, 2007.

(7)	Includes 96,875 outstanding stock options and 3,000 restricted stock awards held by Mr. Savoy as of December 31, 2007.

(8)	Includes 78,125 outstanding stock options and 3,000 restricted stock awards held by Ms. VanderMeulen as of December 31, 2007.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) our chief executive officer and (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2007 and whose total compensation for 2007 exceeded $100,000 in the aggregate (collectively, the “named executive officers”).

					Non-Equity
				Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Brian T. Crowley	2007	$255,192	$—	$85,789	$65,000	$8,923	$414,904
President and Chief Executive Officer	2006	$232,500	$15,000	$41,239	$—	$6,969	$295,708
Scott C. Mahan	2007	$198,077	$—	$70,295	$50,000	$7,092	$325,464
Vice President, Finance & Operations, Chief Financial Officer, Secretary and Treasurer	2006	$187,500	$15,000	$37,311	$—	$5,698	$245,509
Larry C. Stapleton	2007	$147,115	$—	$52,906	$128,414	$8,859	$337,294
Vice President, North American Sales	2006	$135,000	$—	$29,279	$110,558	$7,367	$282,204

(1)	Represents discretionary bonuses earned during 2006 and paid during 2007.

(2)	Represents stock compensation expense recognized by the Company for the year ended December 31, 2007, in accordance with FAS 123R, for stock options granted in 2007 and prior years. See “Note 8 — Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 19, 2008, for more information regarding the key assumptions used in determining stock compensation expense.

(3)	Represents cash amounts earned by Messrs. Crowley and Mahan pursuant to the Company’s Annual Executive Bonus Program (the “AEBP”), as described in more detail below. In addition to the cash amounts earned by Messrs. Crowley and Mahan under the AEBP for services rendered in 2007, effective as of January 31, 2008, pursuant to the terms of the AEBP, the Compensation Committee also awarded 15,670 restricted stock units to

Mr. Crowley (with a fair value of $90,727 as of the date of grant) and 6,536 restricted stock units to Mr. Mahan (with a fair value of $37,846 as of the date of grant). The restricted stock units vest 50% on December 31, 2008 and 50% on December 31, 2009. In accordance with FAS 123R, because these restricted stock unit grants were made in 2008, the Company did not recognize any dollar amounts for these awards for financial statement reporting purposes in 2007. With respect to Mr. Stapleton, this amount represents cash awards earned by Mr. Stapleton under his incentive compensation plan.

(4)	Represents 401(k) matching employer contributions as well as premiums paid by the Company under the Company’s group life insurance plan.

Employment Agreements

The Company has agreements with the named executive officers, which include the following substantive provisions, in addition to base salaries which have increased, in most cases, since the agreements were entered into:

•	That if such officer is terminated without cause (as defined in the applicable agreement, subject to certain exceptions), they will continue to receive termination payments equal to six months of their annual base salary except for Mr. Stapleton, who would receive four months of his annual base salary. In each case, the termination payments are not made as lump-sum payments but on the Company’s normal payroll schedule. Also, each officer’s stock options, or other stock awards, would continue to vest for the same amount of time during which they are receiving termination payments. Each officer agrees to enter into a separation and release agreement acceptable to the Company as a condition of receiving the aforementioned benefits;

•	That such officer will not induce, or attempt to induce, any employee, officer, director (and others as defined) of the Company to terminate their relationship with the Company for a period of twelve months following termination;

•	That such officer will not own an interest in, manage or participate in the management of, or be connected in any other manner with a Competitor (as defined) for a period of twelve months following termination; and

•	That such officer will protect the property of the Company including intellectual property.

Determination of Compensation

Total Compensation.  For purposes of evaluating and setting executive compensation, the Compensation Committee primarily considers two factors:

•	Benchmark data: On an annual basis, the Compensation Committee utilizes the services of a compensation consultant to compare BSQUARE’s executive compensation program with those of public companies in the Pacific Northwest with revenue of less than $100 million. Specifically, over the last several years, the consultant has benchmarked BSQUARE’s compensation programs against approximately 30 other similar sized companies. In December 2007, the Compensation Committee engaged Applied HR Strategies, Inc., a strategic compensation firm, to review and make recommendations concerning the Company’s executive cash compensation for 2008.

•	Company and individual-specific factors: In addition to considering compensation levels of executives at similar sized regional public companies, the Committee, in conjunction with the Company’s Chief Executive Officer, also reviews the Company’s financial performance objectives as well as non-financial performance objectives applicable to each executive (other than the Chief Executive Officer). The Company’s financial performance objectives are determined through collaboration with the Chief Executive Officer, the Board of Directors and the Compensation Committee. The non-financial performance objectives applicable to each executive officer (other than the Chief Executive Officer) are determined in collaboration with the Chief Executive Officer, the executive officer and the Compensation Committee. The Compensation Committee, without input from the Chief Executive Officer, determines the financial and non-financial performance objectives applicable to the Chief Executive Officer.

Base Salary

The Compensation Committee’s goal is to provide a competitive base salary for the Company’s executive officers. The Compensation Committee has not established any formal guidelines (i.e. pay at 50th percentile of the benchmark group) for purposes of setting base salary but chooses instead to consider the benchmark data along with the individual’s performance and experience in determining what represents a competitive salary. The following adjustments were made in named executive officer base salaries effective March 17, 2008 based almost exclusively on the benchmarking data described above. The Compensation Committee anticipates that future increases may be necessary given the increasingly competitive nature of the marketplace for executive officers in the Pacific Northwest.

	Annual Base
	Salary Before	March 2008	Current
Name	Adjustments	Increase	Base Salary

Brian T. Crowley	$260,000	$10,000	$270,000
Scott C. Mahan	$200,000	$8,000	$208,000
Larry C. Stapleton	$150,000	$6,000	$156,000

Annual Executive Bonus Program (AEBP)

The AEBP, in which executives have the potential to earn both cash and restricted stock unit awards is maintained in collaboration between the Compensation Committee, the Board of Directors and the Chief Executive Officer (other than with respect to his own compensation). Payment under the AEBP is contingent on the achievement of an adjusted annual net income target for the Company and the achievement of individual objectives set for the executive. Examples of such individual objectives are objectives related to growing revenue streams, maintaining low employee turnover and improving infrastructure to enhance business velocity.

The amount of bonus earned under the AEBP is determined by formula:

Bonus Amount = Base Salary * Target Bonus Opportunity * Company Achievement Multiplier (50% to 150%) * Individual Achievement Multiplier (0% to 100%)

The Target Bonus Opportunity, Company Achievement Multiplier and Individual Achievement Multiplier are each described below.

Target Bonus Opportunity.  The target bonus opportunity for each executive is set as a percentage of base salary. The philosophy used by the Compensation Committee in setting the Target Bonus Opportunity percentages is similar to that used in setting base salaries for the executive officers.

The 2008 Target Bonus Opportunity percentages are as follows:

Target Bonus
Executive Title	Opportunity

CEO	60%
CFO	45%
Vice Presidents	35%

Company Achievement Multiplier.  The Compensation Committee, in conjunction with the Chief Executive Officer (other than with respect to his own compensation) and Board of Directors, determines the financial targets that the Company must meet in order for executives to earn bonuses under the AEBP. The Compensation Committee has decided that BSQUARE’s Net Income is the most appropriate financial metric to use in the Company’s AEBP. Because Net Income contains FAS 123R stock option compensation expense, and because the actual amount of stock option compensation expense is variable based on factors largely out of the control of the executive team, the Compensation Committee has decided that Net Income with FAS 123R expense added back (hereafter called Adjusted Net Income) will be the used as the primary measure in the AEBP. Additionally, because it is impossible to forecast the amount of executive bonuses earned at the start of the year, and because executive bonuses are not included in the Company’s annual budget, Adjusted Net Income will exclude any executive bonus expense.

The Compensation Committee and Chief Executive Officer determine and set three Adjusted Net Income targets:

Bonus Trigger:  Once Adjusted Net Income reaches this amount, the Company Achievement Multiplier is set at 50%.

Bonus Target:  This is the target Adjusted Net Income level at which the Company Achievement Multiplier is set at 100%. This number corresponds to the Net Income number published in the 2008 Budget (presented to the Board of Directors at the February 2008 Board Meeting) with the 2008 stock option compensation expense estimate added back.

Bonus Cap:  This is the Adjusted Net Income level at which the Company Achievement Multiplier will cap at 150%. This number is set to 150% of the Bonus Target.

If Adjusted Net Income is less than the Bonus Trigger, the Company Achievement Multiplier is 0%, and no executive bonuses are paid under the AEBP. When Adjusted Net Income falls between the Bonus Trigger and the Bonus Target, the Company Achievement Multiplier will be pro-rated from 50% to 100%. When Adjusted Net Income falls between the Bonus Target and the Bonus Cap, the Company Achievement Multiplier will be pro-rated from 100% to 150%. If Adjusted Net Income is greater than the Bonus Cap, the Company Achievement Multiplier will remain capped at 150%.

For 2008, the financial targets for the Company Achievement Multiplier are shown in the table below:

	Company Achievement Multiplier Targets
			Company
	Adjusted Net Income		Achievement
Description	Min	Max	Multiplier	Notes

	$0	$4,000,000	0%
Bonus Trigger	$4,000,000	$6,200,000	50%	50% at Trigger prorated to 100% at Target

Bonus Target	$6,200,000	$6,200,000	100%	Target

Bonus Cap	$6,200,000	$9,300,000	150%	100% at Target prorated to 150% at Cap
	$9,300,000	and above	capped at 150%

Individual Achievement Multiplier.  Each executive (other than the Chief Executive Officer) is assigned between three and five objectives by the Chief Executive Officer. The Compensation Committee, in conjunction with the other independent members of the Board of Directors, determines the Chief Executive Officer’s objectives. Objectives for all other executives may be modified by the Chief Executive Officer during the year in order to suit current business conditions. Objectives are meant to provide guidance and incentive for each executive in the day-to-day operation of a particular business function.

Each objective carries a particular weighting, with the sum of all objective weightings adding up to 100%.

At the end of the year, the Chief Executive Officer reviews each objective with the particular executive (other than the Chief Executive Officer), and determines if the objective was achieved (0% or 100%) or in the case of a pro-rated objective, what percentage of the objective was achieved. The Chief Executive Officer’s determination is reviewed by the Compensation Committee. The Compensation Committee reviews the Chief Executive Officer’s achievement of objectives in consultation with the other independent members of the Board of Directors.

The Individual Achievement Multiplier is then determined by multiplying the achievement level of each objective by the assigned weighting for that objective. The results for all objectives are then added together to form the Individual Achievement Multiplier.

For example, if an executive had four objectives, each weighted at 25%, the Individual Achievement Multiplier would be determined as follows:

Individual Achievement Multiplier = (Objective 1 Achievement % * 25%) + (Objective 2 Achievement % * 25%) + (Objective 3 Achievement % * 25%) + (Objective 4 Achievement % * 25%)

As noted above, the Objective Achievement% for PASS/FAIL objectives will be 0% or 100%. For pro-rated objectives the Objective Achievement% will fall between 0% and 100%.

Payment of Bonuses.  When an executive becomes eligible for a bonus under the AEBP, the form of consideration is dependent on the amount of bonus earned. Any bonus earned equal to or less than 30% of the executive’s base salary in effect at the end of the AEBP plan year will be paid in cash. Any bonus earned in excess of this amount will be paid out in the form of restricted stock units which vest in four equal parts at the end of July and the end of December for two years. The number of restricted stock units will be equal to the bonus amount to be paid in the form of restricted stock units divided by the Company’s closing stock price at a future date selected by the Compensation Committee. The Compensation Committee will always strive to set a date which falls when the trading window is open during the first quarter of the fiscal year. However, restricted stock units may be awarded outside the trading window, as long as a future date for the award is chosen that is not tied to any known Company event or material financial or business press release.

For example, if it is determined that an executive making $150,000 in base salary has earned a $60,000 bonus, his first $45,000 (30% of $150,000) is paid in cash, with the remainder “paid” in the form of restricted stock units.

Longer-Term Incentives

Longer-term incentives in the form of grants of stock options, restricted stock, restricted stock units and other forms of equity instruments to executive officers are governed by the Company’s Third Amended and Restated Stock Plan (the “Plan”).

The Compensation Committee recommends grants and awards of all stock options and other forms of equity instruments given to our executive officers under the Plan. Grants and awards recommended by the Compensation Committee are then submitted to the full Board of Directors for approval. Stock options have historically been granted at the time of hire of an executive officer. Further, the Compensation Committee periodically reviews the equity ownership of the executive officers which may result in the recommendation of additional awards of equity instruments under the Plan based on a number of factors including company performance and individual performance, the vested status of currently outstanding equity awards, the executive’s equity ownership in relation to the other executives and other factors. The Compensation Committee maintains no formal guidelines for these periodic reviews. Stock options are awarded with exercise prices equal to the closing market price per share of our Common Stock on the grant date. We do not have any program, plan or practice to time grants to new executives or to our existing executives in coordination with the release of material non-public information nor have we or do we intend to time the release of material non-public information for the purpose of affecting the value of our executive officers’ compensation. For a description of the material terms of the stock options granted to the Company’s named executive officers in 2007, please see “Outstanding Equity Awards at Fiscal Year End” below.

Other Compensation and Perquisites.  Executives are eligible to participate in standard benefit plans available to all employees including our 401(k) Retirement Plan (for which the Company provides a match subject to vesting), medical, dental, disability, vacation and sick leave and life and accident insurance. Executives’ participation in these benefits is identical to all employees except where the value of the benefit may be greater due to the fact that our executives are more highly paid than most employees (e.g. disability benefits). We provide no pension or deferred compensation benefits for our executive officers. We do not currently have in place any tax “gross-up” arrangements with our executives.

Potential Payments Upon Termination or Change-in-Control

Severance.  We do not have a formal severance policy or plan applicable to our executive officers as a group but, instead, have entered into individual severance arrangements with each of our executives as set forth in their respective employment agreements. In all cases, these agreements provide for the continuation of base salary and stock option vesting for a specified period of time (as set forth in the table below) after termination by the Company where the termination occurred other than for cause or permanent disability (each as defined in the applicable employment agreement). No other benefits accrue to the officers under these severance agreements (e.g., continuation of medical benefits). The agreements do not provide for AEBP or other bonus achievement in the event an officer was present for a portion of the fiscal year. Additionally, as the agreements only speak to the termination of an officer by the Company, they do not address termination by an acquiring company of an executive officer after a change in control. The following severance benefits would be payable to our named executive officers in connection with a termination by the Company effective December 31, 2007 other than for cause or permanent disability.

	Continuation	Value of	Value of Stock
	Period	Base Salary	Option Vesting
Name	in Months	Continuance(1)	Continuance(2)

Brian T. Crowley	6	$135,000	$93,503
Scott C. Mahan	6	$104,000	$53,237
Larry C. Stapleton	4	$52,000	$29,254

(1)	Calculated using the base salaries in effect as of the filing of this proxy statement.

(2)	Represents the intrinsic value of the incremental shares that would vest over the continuation period and is computed as the difference between the market price of the Company’s Common Stock price of $6.79 as of December 31, 2007 and the exercise price, multiplied by the number of incremental shares vested.

Change in Control.  There are no individual change in control agreements in effect with any of our executive officers. The terms of the Plan do not specifically provide for accelerated vesting of options for participants in the event of a change in control. Instead, the Plan provides that individual stock option agreements may provide for accelerated vesting in connection with certain transactions defined in the Plan (including certain change-in-control transactions). No outstanding stock option agreement provides for such acceleration of vesting. In addition, the Plan provides that the Board of Directors may elect to accelerate vesting for any Plan participant at such times and in such amounts as the Board of Directors determines, unless it would result in certain unfavorable accounting treatment for a reorganization. Any change in control agreement with an executive officer, should it be deemed necessary, would require approval by the Compensation Committee and the Board of Directors.

Outstanding Equity Awards At Fiscal Year End

The following table presents the outstanding equity awards held by the named executive officers as of December 31, 2007.

		Option Awards
		Number of Securities
		Underlying Unexercised		Option	Option
		Options at December 31, 2007		Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Price ($)(1)	Date(2)

Brian T. Crowley	04/01/2002	25,000	—	$14.40	04/01/2012	(3)
	08/29/2002	16,875	—	$2.88	08/29/2012	(4)
	08/29/2002	1,875	—	$2.88	08/29/2012	(5)
	07/24/2003	75,000	—	$4.00	07/24/2013	(4)
	09/21/2004	101,563	23,467	$2.32	09/21/2014	(5)
	03/23/2007	9,375	40,625	$4.34	03/23/2017	(5)
Scott C. Mahan	01/07/2004	28,125	9,375	$6.47	01/07/2014	(3)
	09/21/2004	50,781	11,719	$2.32	09/21/2014	(5)
	03/23/2007	6,563	28,437	$4.34	03/23/2017	(5)
Larry Stapleton	02/24/2005	12,500	12,500	$3.68	02/24/2015	(3)
	03/31/2006	10,938	14,062	$2.94	03/31/2016	(5)
	03/23/2007	4,688	20,312	$4.34	03/23/2017	(5)

(1)	The option exercise price is set at the closing price of our Common Stock on the date of grant.

(2)	All options outstanding expire ten years from the grant date.

(3)	Options vest annually in equal installments over four years from the grant date.

(4)	Options vest quarterly over two years from the grant date.

(5)	Options vest quarterly over four years from the grant date.

Employee Benefit Plans

Equity Compensation Plan Information

The following table presents certain information regarding the Company’s Common Stock that may be issued upon the exercise of options and warrants granted to employees, consultants or directors as of December 31, 2007.

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities to be	Weighted-Average	under Equity
	Issued upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	1,981,445	$4.36	186,043	(1)
Equity compensation plans not approved by security holders(2)	100,000	4.56	—

Total	2,081,445	$4.37	186,043

(1)	The Amended Plan was amended in 2003 to allow for an automatic annual increase in the number of shares reserved for issuance during each of the Company’s fiscal years by an amount equal to the lesser of: (i) four percent of the Company’s outstanding shares at the end of the previous fiscal year, (ii) an amount determined by the Company’s Board of Directors, or (iii) 375,000 shares.

(2)	Represents warrants granted to former landlords as a result of a facilities restructuring settlement dated as of June 30, 2003. The warrants have a five-year term and are exercisable at any time on or before June 30, 2008.

Stock Option Plans

Under the terms of the Plan, the Company has granted options to purchase Common Stock to the Company’s officers, directors, employees and consultants. Under the terms of the Plan, the Company also has the ability to issue restricted stock and other equity-based compensation to its officers, directors, employees and consultants. As of December 31, 2007, restricted stock has been awarded to the Company’s directors. Subsequent to year-end, restricted stock units were awarded to executive officers under the terms of the AEBP for services rendered in 2007.

The Company also has a 2000 Non-qualified Stock Option Plan. Under this plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over two to four years. No options have been granted to date under the 2000 Non-qualified Stock Option Plan.

401(k) Plan

The Company maintains a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are fully vested at all times. The Company intends the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

STOCK OWNERSHIP

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 31, 2008 as to:

•	each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

•	each director and each nominee for director of the Company;

•	each of the named executive officers; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and such shareholder’s percentage ownership, shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days of March 31, 2008 by that shareholder are deemed outstanding. These options are listed below under the heading “Number of Shares Underlying Options” and are not treated as outstanding for the purpose of computing the percentage ownership of Common Stock outstanding of any other person. This table is based on information supplied by officers, directors, principal shareholders and filings made with the SEC. Percentage ownership is based on 9,992,193 shares of Common Stock outstanding as of March 31, 2008.

Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

	Amount and Nature		Percent of
	of Beneficial	Number of Shares	Common Stock
Name and Address of Beneficial Owner	Ownership(1)	Underlying Options	Outstanding

5% Owners:
Bjurman, Barry & Associates(2)	952,466	—	9.5%
10100 Santa Monica Blvd., Suite 1200 Los Angeles, CA 90067
H Partners Capital, LLC(3)	900,000	—	9.0%
152 West 57th Street, 52nd Floor New York, NY 10019
Renaissance Technologies LLC(4)	554,175	—	5.6%
800 Third Ave, 33rd Floor New York, NY 10022
S Squared Technology, LLC(5)	999,100	—	10.0%
515 Madison Avenue New York, NY 10022
Directors and Executive Officers:
Donald B. Bibeault(6)	253,318	84,685	2.5%
Elwood D. Howse, Jr.(7)	93,565	89,065	*
Elliott H. Jurgensen, Jr.(7)	87,740	78,040	*
Scot E. Land(7)	121,079	110,309	1.2%
William D. Savoy(7)	84,190	79,690	*
Kendra A. VanderMeulen(7)	74,815	70,315	*
Brian T. Crowley(8)	271,595	240,625	2.7%
Scott C. Mahan(9)	122,974	100,938	1.2%
Larry C. Stapleton	40,000	37,500	*
All executive officers and directors as a group(10)	1,235,395	974,605	11.3%

*	Less than 1%.

(1)	Includes the number of share of the Company’s Common Stock owned and stock options that will become exercisable within 60 days of March 31, 2008.

(2)	Based on information reported on Schedule 13G dated June 30, 2007 filed by Bjurman Barry & Associates on July 10, 2007.

(3)	Based on information reported on Schedule 13G dated October 10, 2007 filed by H Partners Capital, LLC on February 4, 2008.

(4)	Based on information reported on Schedule 13G dated October 5, 2007 filed by Renaissance Technologies, LLC on February 13, 2008.

(5)	Based on information reported on Schedule 13G dated December 31, 2007 filed by S Squared Technology, LLC on January 17, 2008.

(6)	Beneficial ownership includes 9,000 restricted stock awards, which are subject to forfeiture.

(7)	Beneficial ownership includes 4,500 restricted stock awards, which are subject to forfeiture.

(8)	Beneficial ownership includes 15,670 restricted stock units, which are subject to forfeiture.

(9)	Beneficial ownership includes 6,536 restricted stock units, which are subject to forfeiture.

(10)	The executive officers and directors that own stock includes those listed above and Ms. Butler.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2007, its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities complied with all applicable Section 16 filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions during fiscal years 2007 or 2006 that exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which any related person had or is expected to have a direct or indirect material interest.

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITORS

Audit Committee Report

The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications, independence, and performance of the public accounting firm engaged as the Company’s independent auditor to audit the financial statements of the Company. During 2007, the Audit Committee was comprised of Messrs. Howse, Jurgensen and Land.

Management is responsible for the preparation and presentation of the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America. Management is also responsible for the selection, implementation and application of, and compliance with, accounting and financial reporting principles and policies, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Moss Adams LLP, our independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2007 with the Company’s management and has discussed with Moss Adams LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”) and SEC Regulation S-X, Rule 2-07. In addition, Moss Adams LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Moss Adams LLP their independence and has concluded that any non-audit services provided by the independent auditors were subject to prior approval, were appropriate and did not compromise independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

Submitted by the Audit Committee:

Elwood D. Howse, Jr., Chairman
Elliott H. Jurgensen, Jr.
Scot E. Land

The Company’s Independent Auditors

The independent accounting firm of Moss Adams LLP (“Moss Adams”) has acted as the Company’s auditor since May 2006 and has audited the Company’s financial statement for the years ending December 31, 2007 and 2006. Moss Adams is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Moss Adams is expected to be present at the Annual Meeting, where he or she may make a statement and will be available to respond to appropriate questions.

On May 15, 2006, the Company dismissed Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm. The decision to change independent registered public accounting firms was initiated and approved by the Audit Committee of the Company’s Board of Directors.

The reports of E&Y on the Company’s financial statements as of and for the years ended December 31, 2004 and December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2004 and December 31, 2005 and through May 15, 2006, there were (1) no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided E&Y with a copy of the foregoing disclosures and received from E&Y a letter addressed to the SEC stating that E&Y agreed with the above statements. A copy of such letter was filed on May 17, 2006 as an exhibit to the Company’s Form 8-K.

On May 15, 2006, the Company engaged Moss Adams as its new independent registered public accounting firm. During the years ended December 31, 2004 and December 31, 2005 and through May 15, 2006, the Company did not consult with Moss Adams regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has selected Moss Adams as the independent auditor for the year ending December 31, 2008.

Principal Accounting Fees and Services

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee. The following table presents all fees incurred by the Company related to its independent auditors for 2007 and 2006:

	Year Ended December 31,
	2007	2006

Audit fees — Moss Adams, LLP	$223,000	$177,000
Audit fees — Ernst & Young, LLP	$—	$42,450

Total audit fees	$223,000	$219,450

Audit fees:  Consists of fees billed related to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in each of the Company’s quarterly reports on Form 10-Q and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

There were no audit-related, tax or other fees incurred by the independent auditors.

OTHER MATTERS

Shareholder Communications with the Board of Directors and Board Attendance at Annual Shareholder Meetings

Shareholders of the Company may, at any time, communicate in writing with any member or group of members of the Company’s Board of Directors by sending such written communication to the attention of the Secretary of the Company by regular mail, email to investorrelations@bsquare.com or facsimile at 425-519-5998. Copies of written communications received by the Secretary of the Company will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Secretary of the Company, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business, or communications that relate to improper or irrelevant topics.

The Chairperson of the Board of Directors is expected to make all reasonable effort to attend the Company’s annual shareholder meeting in person. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend the Company’s annual shareholder meeting in person if reasonably possible. Messrs. Bibeault, Crowley and Jurgensen attended the Company’s 2007 Annual Meeting of Shareholders.

Transaction of Other Business

The Board of Directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report to Shareholders and Form 10-K

The Company’s Annual Report to Shareholders for the year ended December 31, 2007 (which is not a part of the Company’s proxy soliciting materials) is being mailed to the Company’s shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington
April 28, 2008

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BSQUARE CORPORATION Proxy For 2008 Annual Meeting of Shareholders June 4, 2008 The undersigned shareholder of BSQUARE CORPORATION (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2008 Annual Meeting of Shareholders of the Company to be held on Wednesday, June 4, 2008 at 10:00 a.m., local time, at the Company’s offices located at 110 110th Ave NE, Suite 200, Bellevue, WA 98004, and hereby revokes all previous proxies and appoints Brian T. Crowley and Scott C. Mahan, or either of them, with full power of sub- stitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjourn- ment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner: (Continued, and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your BSQUARE account online. Access your BSQUARE shareholder/stockholder account online via Investor ServiceDirect ® (ISD). BNY Mellon Shareowner Services, Transfer Agent for BSQUARE, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.melloninvestor.com For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® is a registered trademark of BNY Mellon Shareowner Services

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL Mark Here for Address THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Change or Comments PLEASE SEE REVERSE SIDE ITEM 1—ELECTION OF CLASS II DIRECTORS Two Class II directors are to be elected at the Annual Meeting to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected: FOR WITHHOLD 01 Donald B. Bibeault 02 Brian T. Crowley In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors recommends a vote FOR the nominees IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECI- FICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DONALD B. BIBEAULT AND BRIAN T. CROWLEY AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE. Signature Signature Date , 2008 (This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.) FOLD AND DETACH HERE